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                                                                   Exhibit 10.21

                                 AMENDMENT NO. 2
                            TO THE LICENSE AGREEMENT
                                     BETWEEN
                         THE TEXAS A&M UNIVERSITY SYSTEM
                                       AND
                                 INHIBITEX, INC.

         This amendment ("Amendment No. 2") is made and entered into by and between The Texas A&M University System (hereinafter "SYSTEM") with principal offices in College Station, Texas, and Inhibitex, Inc. (hereinafter "INHIBITEX"), a Delaware Corporation, having a principal place of business in Alpharetta, Georgia, parties to the License Agreement dated February 4, 2000, and Amendment No. 1.

                                   WITNESSETH:

         WHEREAS, the parties have entered into a License Agreement regarding certain intellectual property related to Extracellular Matrix Binding Proteins; and

         WHEREAS, the original License Agreement between the parties provides that INHIBITEX return rights in individual technologies that INHIBITEX fails to devote reasonable business efforts to the development and commercialization of certain technology or products claimed in one or more of the patents comprising PATENT RIGHTS; and

         WHEREAS, SYSTEM understands the principles of patent portfolio management; and

         WHEREAS, INHIBITEX desires to modify the License Agreement in regard to its return of rights in individual technologies; and

         WHEREAS, INHIBITEX also desires to modify the License Agreement in regards to specific sublicensee obligations; and

         WHEREAS, SYSTEM agrees to make such modifications.

         NOW THEREFORE, the parties agree that the License Agreement of February 4, 2000 is hereby amended as follows:

1.       DELETE paragraph 3.01 in its entirety.

2.       ADD a new paragraph 3.01 as follows:

         3.01 Commercial Development and Sales. In consideration of the license grant made to INHIBITEX by SYSTEM herein, INHIBITEX agrees to use commercially reasonable efforts to accomplish commercial development of LICENSED PRODUCTS. INHIBITEX or its sublicensee(s) shall record first NET SALES no later than December 31, 2006, unless failure to reach this development milestone is due to unanticipated or unexpected commercial circumstances, such as but not limited to unforeseen delays in U.S. Government regulatory approval; or unexpected technical, manufacturing scale up, clinical trial or regulatory issues.

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                  Once product sales begin, INHIBITEX shall record NET SALES every consecutive Calendar Year.

3.       ADD new sentences to the end of paragraph 4.01 as follows:

         4.01 For example only and by way of clarification, the parties agree that fees attributable to PATENT RIGHTS shall not include reimbursements by a sublicensee to INHIBITEX of its patent expenses or development expenses and shall not include payments made to INHIBITEX by a sublicensee for achievement of regulatory milestones with the FDA or similar foreign governmental agencies. Payments made to INHIBITEX for achievement o(pound) progress in patent prosecution, such as issuance of a patent application shall be fees attributable to PATENT RIGHTS.

4.       ADD a new sentence to the end of paragraph 7.06 as follows:

         Diligence respecting one or more patent applications or patents within the PATENT RIGHTS would constitute diligence as to the PATENT RIGHTS as a whole.

         EXCEPT as provided herein, all terms and conditions of the License Agreement and Amendment No. 1 remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to become effective on the date executed below by the last signatory to this Amendment.

INHIBITEX, INC.                          THE TEXAS A&M UNIVERSITY SYSTEM

By:     /s/ William D. Johnston          By:     /s/ T.D. Kale
      ---------------------------              -----------------------------
            William D. Johnston                       Tom D. Kale
             President & CEO                          Vice Chancellor for
                                                      Business Services

Date: 4/16/02                            Date: 4/29/02

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